Exhibit 10(iii)(A)(3)

The Interpublic

Restricted Cash Plan

INTERPUBLIC RESTRICTED CASH PLAN

INTERPUBLIC RESTRICTED CASH PLAN	TABLE OF CONTENTS

INTERPUBLIC RESTRICTED CASH PLAN

ARTICLE I INTRODUCTION

1.1	PURPOSE. The Interpublic Group of Companies, Inc. (“Interpublic”) has established and maintains this Restricted Cash Plan to attract, retain, and motivate employees of exceptional ability.

1.2	EFFECTIVE DATE. The Plan is effective January 1, 2009.

1.3	LEGAL STATUS. The Plan is a bonus program within the meaning of 29 C.F.R. § 2510.3-2(c), and therefore is not subject to the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II DEFINITIONS AND RULES OF CONSTRUCTION

2.1	DEFINITIONS. The following terms, as used herein, have the following meanings, unless a different meaning is implied by the context:

(a)	AFFILIATE has the meaning set forth in the Applicable PIP.

(b)	APPLICABLE PIP means, with respect to any Restricted Cash Award, the most recently adopted The Interpublic Group of Companies, Inc. Performance Incentive Plan, that is in effect on the date that such Restricted Cash Award is granted.

(c)	AWARD LETTER means a letter or memorandum from Interpublic to a Participant that sets forth the terms of a Restricted Cash Award. If any provision of an Award Letter expressly conflicts with a provision of this Plan document, the provision of the Award Letter shall control.

(d)	BENEFICIARY means any person or persons so designated by the Participant in a manner determined by the Plan Administrator, and, if no Beneficiary has been designated or no individual designated as a Beneficiary survives the Participant, the Participant’s Beneficiary shall be the Participant’s estate. In order to be effective, any designation of a Beneficiary must be filed with the Plan’s recordkeeper before the Participant’s death.

(e)	BOARD means Interpublic’s Board of Directors, or the Compensation Committee thereof.

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(f)	CAUSE means, with respect to any Participant:

(i)	A material breach by the Participant of a provision in an employment agreement with Interpublic or an Affiliate that, if capable of being cured, has not been cured within 15 days after the Participant receives written notice from his Employer of such breach;

(ii)	Misappropriation by the Participant of funds or property of Interpublic or an Affiliate;

(iii)	Any attempt by the Participant to secure any personal profit related to the business of Interpublic or an Affiliate that is not approved in writing by the Board or by the person to whom the Participant reports directly;

(iv)	Fraud, material dishonesty, gross negligence, gross malfeasance, or insubordination by the Participant, or willful (1) failure by the Participant to follow the code of conduct of Interpublic or an Affiliate or (2) misconduct by the Participant in the performance of his duties as an employee of Interpublic or an Affiliate, excluding in each case any act (or series of acts) taken in good faith by the Participant that does not (and in the aggregate do not) cause material harm to Interpublic or an Affiliate;

(v)	Refusal or failure by the Participant to attempt in good faith to perform his duties as an employee or to follow a reasonable good-faith direction of the Board or the person to whom the Participant reports directly that has not been cured within 15 days after the Participant receives written notice from his Employer of such refusal or failure;

(vi)	Commission by the Participant, or a formal charge or indictment alleging commission by the Participant, of a felony or a crime involving dishonesty, fraud, or moral turpitude; or

(vii)	Conduct by the Participant that is clearly prohibited by the policy of Interpublic or an Affiliate prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

(g)	CHANGE OF CONTROL has the meaning set forth in the Applicable PIP.

(h)	CODE means the Internal Revenue Code of 1986, as amended.

(i)	DISABILITY has the meaning set forth in the Applicable PIP.

(j)	ELIGIBLE EMPLOYEE has the meaning set forth in the Applicable PIP.

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(k)	EMPLOYER means, with respect to an Eligible Employee, Interpublic or the Affiliate of Interpublic that employs the Eligible Employee.

(l)	RESTRICTED CASH AWARD means an award granted pursuant to Article III hereof. A Restricted Cash Award gives the recipient the right to receive cash in the future, subject to certain vesting and other conditions set forth in the Award Letter.

(m)	INTERPUBLIC means The Interpublic Group of Companies, Inc., and any successor to the Interpublic Group of Companies, Inc.

(n)	PARTICIPANT means an Eligible Employee or former Eligible Employee who has commenced participation in the Plan and whose vested benefit under the Plan has not been paid in its entirety.

(o)	PLAN means the Interpublic Restricted Cash Plan, as set forth herein and amended from time to time.

(p)	PLAN ADMINISTRATOR means Interpublic’s Management Human Resources Committee.

2.1	RULES OF CONSTRUCTION. For purposes of the Plan, unless the contrary is clearly indicated by the context:

(a)	The use of the masculine gender shall also include within its meaning the feminine and vice versa;

(b)	The use of the singular shall also include within its meaning the plural and vice versa;

(c)	The word “include” shall mean to include, but not to be limited to; and

(d)	Any reference to a statute or section of a statute shall further be a reference to any successor or amended statute or section, and any regulations or other guidance of general applicability issued thereunder.

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ARTICLE III ELIGIBILITY AND TERMS OF AWARDS

3.1	AUTHORITY TO GRANT RESTRICTED CASH AWARDS. From time to time, the Board or the Plan Administrator may grant a Restricted Cash Award to any Eligible Employee.

3.2	ELIGIBILITY FOR RESTRICTED CASH AWARDS. Eligibility to receive a Restricted Cash Award shall be determined by the Board or the Plan Administrator in its sole discretion.

3.3	TERMS OF RESTRICTED CASH AWARDS. The terms of any Restricted Cash Award, including the amount, vesting conditions, and payment date, shall be set forth in an Award Letter. The terms of any Award Letter shall be determined on a case-by-case basis by the Board or the Plan Administrator.

ARTICLE IV VESTING AND PAYMENT OF RESTRICTED CASH AWARDS

4.1	VESTING AND FORFEITURE.

(a)	Each Restricted Cash Award shall be subject to the vesting conditions set forth in the applicable Award Letter, which may include achievement of specified performance objectives, continued service for a specified period, compliance with the terms of an agreement regarding confidentiality, non-competition and/or non-solicitation, or a combination thereof. Unless otherwise expressly provided in the Award Letter:

(i)	Except to the extent that vesting is accelerated pursuant to paragraph (ii), (iii), or (iv), below, a Participant’s right to receive payment of any Restricted Cash Award shall be contingent upon (A) the Participant remaining employed by Interpublic or an Affiliate until a date set forth in the Award Letter, and (B) the Participant’s executing an agreement regarding confidentiality, non-competition, and non-solicitation with terms that are acceptable to Interpublic.

(ii)	In the event that a Participant is involuntarily terminated without Cause within the two years immediately following a Change of Control, all Restricted Cash Awards then outstanding (and not previously forfeited) shall immediately become fully vested as of the date on which the Participant’s employment is terminated, and any performance conditions shall be deemed achieved at the target level set forth in the applicable Award Letter.

(iii)	To the extent provided in an applicable Award Letter, vesting shall be accelerated upon a Participant’s death or Disability.

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(iv)	The Plan Administrator shall have discretion, on a case-by-case basis, to accelerate vesting of a Restricted Cash Award to the extent permitted by the Applicable PIP.

(b)	If a Participant terminates employment with Interpublic and its Affiliates before any portion of a Restricted Cash Award becomes vested, the unvested portion shall be forfeited. No portion of any Restricted Cash Award that is forfeited shall be reinstated, even if the former Participant is subsequently rehired by Interpublic or an Affiliate.

4.2	PAYMENT DATE. Each vested Restricted Cash Award shall be paid no later than the earlier of (a) the payment date set forth in the applicable Award Letter and (b) March 15th of the calendar year next following the calendar year in which the right to payment ceases to be subject to a substantial risk of forfeiture (as defined in Treas. Reg. § 1.409A-1(d)).

4.3	DEATH. If a Participant dies before the full amount of any vested Restricted Cash Award is paid, the vested portion of such Restricted Cash Award, determined in accordance with Section 4.1(a), above, shall be paid to his Beneficiary no later than the payment deadline prescribed by Section 4.2, above.

4.4

ARTICLE V ADMINISTRATION AND RECORDKEEPING

5.1	PLAN ADMINISTRATION.

(a)	The Plan Administrator shall have responsibility for the operation and administration of the Plan and shall direct payment of Plan benefits. Except as otherwise expressly provided herein, the Plan Administrator shall have the sole responsibility for and the sole control of the operation, administration and record-keeping of the Plan, and shall have the full discretionary power and authority to take any action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including the discretionary power, duty, and responsibility to:

(i)	Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions, in the Plan;

(ii)	Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan;

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(iii)	Implement the Plan in accordance with its terms and the rules and regulations adopted as above; and

(iv)	Make determinations concerning the crediting and distribution of Participants’ Accounts.

(b)	No provision of the Plan shall be construed to give the Plan Administrator any fiduciary responsibility with respect to any Participant or Beneficiary.

5.2	AMENDMENT, SUSPENSION, AND TERMINATION .

(a)	Subject to the restrictions set forth in this Section 5.2, the Board or any person duly authorized by resolution of the Board may, pursuant to a written instrument, amend, suspend, or terminate the Plan at any time, retroactively or prospectively; provided that—

(i)	After a Change of Control, no amendment shall materially change any term of an existing Award Letter in a way that is adverse to the Participant without the Participant’s consent; and

(ii)	No amendment shall change the time or form of payment of any benefits under the Plan unless the change will not trigger adverse federal tax consequences for any Participant or Beneficiary.

(b)	In addition, Interpublic’s Management Human Resources Committee may amend the Plan to the extent that it deems necessary or desirable:

(i)	To improve the administration of the Plan, so long as such amendment does not materially affect the substance of the Plan or the level of benefits the Plan provides, and

(ii)	To comply with any applicable federal, state, or local law (including any tax law that could result in adverse tax consequences to any Participant or Beneficiary, or Interpublic or any Affiliate).

5.3	DESIGN DECISIONS. Decisions regarding the design of the Plan, eligibility to participate in the Plan, and the level of benefits provided to any Participant shall be made in a settlor capacity. Any decision or action related to determining eligibility to participate in the Plan, the level of benefits provided to any Participant, modifying, altering, amending, or terminating the Plan shall be taken on behalf of Interpublic as sponsor of the Plan.

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ARTICLE VI MISCELLANEOUS

6.1	PAYMENTS TO BE MADE IN CASH. All payments required by this Plan shall be made in cash.

6.2	OBLIGATION TO MAKE PAYMENTS. All payments required by the Plan shall be made by Interpublic; provided, that Interpublic may cause another party, such as an Affiliate, to make the payment.

6.3	AUTHORITY TO DETERMINE PAYMENT DATE. To the extent that any payment under the Plan may be made within a specified number of days on or after any date or the occurrence of any event, the date of payment shall be determined by Interpublic in its sole discretion, and not by any Participant, Beneficiary, or other individual.

6.4	TAX WITHHOLDING. Interpublic or its designee shall be entitled to withhold from any payment under the Plan an amount that it determines is required to be withheld to satisfy all federal, state, and other governmental requirements related to the payment. The Participant or Beneficiary, as the case may be, shall bear all taxes on amounts paid under the Plan to the extent that taxes are not withheld, irrespective of whether withholding is required.

6.5	SUCCESSORS TO THE COMPANY. Interpublic shall require any successor (whether direct or indirect, by merger, consolidation, sale of stock or assets, or otherwise) to the business or assets of Interpublic expressly, absolutely, and unconditionally to assume the Plan and to administer the Plan in accordance with its terms.

6.6	NO ASSIGNMENT OR ALIENATION. No benefits payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy, or like encumbrance. No benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to benefits under the Plan.

6.7	NO CONTRACT OF EMPLOYMENT. The Plan shall not constitute a contract of employment between any Participant or other individual and Interpublic, or any of its Affiliates. Nothing in the Plan shall give a Participant or any other individual the right to be retained in the service of Interpublic or any Affiliate, or to interfere with the right of any Interpublic or any Affiliate to discipline or discharge a Participant or other individual at any time.

6.8	LIMITATIONS ON LIABILITY. Neither the establishment nor amendment of the Plan, the award of any Restricted Cash, nor the payment of any benefits under the Plan, shall be construed as giving to any Participant or any other individual any legal or equitable right against Interpublic or any of its Affiliates, except as required by law or by any Plan provision. Without limiting the foregoing, neither Interpublic nor any of its Affiliates guarantees that the Plan will be effective to defer taxation under federal, state, or local law.

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6.9	UNFUNDED PLAN. The Plan is intended to be and at all times shall be operated and administered as an unfunded plan. No provision of the Plan shall be interpreted so as to give any individual any right in any assets of Interpublic or any Affiliate that is greater than the rights of any general, unsecured creditor of Interpublic or such Affiliate.

6.10	GOVERNING LAW. The Plan shall be construed, administered, and regulated in accordance with the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

6.11	SECTION 409A OF THE CODE. The Plan shall be operated, administered, and interpreted in accordance with the intent that no amounts payable under the Plan are subject to the requirements of Section 409A of the Code.

6.12	SEVERABILITY. If any provision of the Plan is held to be illegal or void, the illegality or invalidity of that provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had never been included in the Plan.

6.13	COMPLETE STATEMENT OF PLAN. This Plan document contains a complete statement of its terms. No other evidence, whether written or oral, shall be taken into account in interpreting the provisions of the Plan. In the event of any conflict between a provision in this Plan document and any booklet, brochure, presentation, or other communication (whether written or oral), the provision of this Plan document shall control.

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IN WITNESS WHEREOF, Interpublic has caused this Plan to be executed on this 26th day of March, 2009.

By:    /s/ Nicholas J. Camera

Print Name:    Nicholas J. Camera

Title:    SVP, General Counsel & Secretary

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